SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of August 6, 2009 (the “Execution Date”), by and between China Architectural Engineering, Inc., a Delaware corporation (the “Company”), KGE Group Limited, a Hong Kong limited company, and each of the purchasers listed on Schedule I attached hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, an aggregate of 17,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), on the terms and conditions set forth in this Agreement; and

WHEREAS, the Purchasers desire to receive and rely upon KGE Group Limited, and KGE Group Limited is willing to provide for such reliance to encourage investment by the Purchasers, certain promises for the benefit of the Purchasers and the Company and its stockholders overall.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	DEFINITIONS

(a)           “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.  “Control” for this purpose means possession, directly or indirectly, of more than fifty percent (50%) of the voting power of a Person.

(b)           “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(c)           “Entity” means any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

(d)           “Governmental Authority” means (i) any federal, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (ii) any Person having the authority under any applicable Governmental Requirement to administer, assess, collect or impose Taxes.

(e)           “Governmental Requirement” means at any time (i) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time or (ii) any obligation included in any certificate, certification, franchise, permit or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

(f)           “Knowledge” means, as it pertains to the Company and any Purchaser, the actual knowledge of the Company or the Purchaser, as applicable.

(g)           “Person” means any natural person, Entity, estate, trust, union or employee organization or Governmental Authority.

2.	AGREEMENT TO PURCHASE AND SELL STOCK

(a)           Subject to the terms and conditions of this Agreement, the Company agrees to sell and issue to the Purchasers, and the Purchasers agrees to purchase, acquire and accept from the Company at the Closing (as defined below), the number of authorized but unissued shares of Common Stock set forth opposite their names set forth on Schedule I attached hereto at a per share purchase price of $1.65 (the “Per Share Price”).

(b)           None of the Shares shall be sold and issued to the Purchasers prior to the Company obtaining stockholder approval to sell and issue the Shares in accordance with the requirements of NASDAQ Marketplace Rule 5635 and Section 6 hereto (the “Stockholder Approval”). If and when the Company obtains the Stockholder Approval, the parties shall hold a Closing for the purchase and sale of the Shares.

3.           CLOSING

On September 30, 2009, provided that the Stockholder Approval is obtained, the parties shall conduct a closing for the purchase and sale of the Shares (the “Closing,” the date of the Closing being referred to herein as the “Closing Date”), at the offices of the Company at 105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070, People’s Republic of China at 5:00 p.m. Local Time or at such other time and place as the Company and Purchasers mutually agree upon after the Stockholder Approval is obtained.  At the Closing, against delivery of full payment for the Shares sold hereunder by wire transfer of immediately available funds in accordance with the Company’s instructions; the Company shall provide to Purchasers (i) irrevocable instructions to the Company’s transfer agent and registrar to issued one or more stock certificates registered in the name of Purchasers (or in such nominee name(s) as designated by each Purchaser, representing the number of Shares set forth opposite such Purchaser’s name on Schedule I hereto and bearing the legend set forth in Section 5(j) herein.  The Company shall submit such irrevocable instruction letter to the Company’s transfer agent on the Closing Date and the stock certificate representing the Shares purchased by each Purchaser shall be delivered by the transfer agent to the Purchasers no later than Five (5) Business Days from the Closing Date.  Closing documents may be delivered by facsimile on the Closing Date, with original signature pages subsequently sent by overnight courier.

4.	REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE COMPANY

The Company hereby represents and warrants to the Purchasers as of the Closing Date that:

(a)           Organization. The Company has all corporate power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

(b)           Due Authorization. All corporate actions on the part of the Company necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement, including the authorization, issuance, reservation for issuance and delivery of all the Shares being sold under this Agreement, have been taken and no further consent or authorization of the Company, the Company’s board of directors (the “Board of Directors”) or the Company’s stockholders is required (other than the Stockholder Approval), and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(c)           Non-Contravention. The execution, delivery and performance of this Agreement by the Company, and the consummation by Company of the transactions contemplated hereby, do not: (i) contravene or conflict with the organizational documents of Company; or (ii) constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to Company, except in the case of clause (ii), for such violations, breaches or defaults as would not be reasonably likely to have a material adverse effect on the Company.

(d)           Litigation. There is no Action pending to which Company is a party that is reasonably likely to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

(e)           Valid Issuance of the Shares. The Shares have been duly authorized and, when issued and delivered to Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will be free and clear from all liens, claims and encumbrances with respect to the issuance of such Shares and will not be subject to any pre-emptive rights or similar rights.

(f)           Brokers, Finders and Others.  There are no fees or commissions of any sort whatsoever claimed by, or payable by the Company to, any broker, finder, intermediary or any other similar Person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

(g)           Governmental and Third-Party Proceedings.  No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authorities or any other third party, other than the Nasdaq Stock Market or as required under U.S. state and federal securities laws, is required to be made or obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement and the Transaction Documents or the consummation by the Company of the transactions contemplated hereby.

5.	REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASERS

Each of the Purchasers, severally but not jointly, hereby represents and warrants to the Company as of the Closing Date that:

(a)           Organization. Purchaser has all corporate, limited liability company, partnership, trust or individual, as the case may be, power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

(b)           Due Authorization. All corporate, limited liability company, partnership, trust or individual, as the case may be, action on the part of Purchaser necessary for the authorization, execution, delivery of and the performance of all obligations of Purchaser under this Agreement have been taken and no further consent or authorization of Purchaser is necessary, and this Agreement constitutes Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(c)           Non-Contravention. The execution, delivery and performance of this Agreement by Purchaser, and the consummation by Purchaser of the transactions contemplated hereby, do not: (i) contravene or conflict with the organizational documents of Purchaser; or (ii) constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to Purchaser, except in the case of clause (ii), for such violations, breaches or defaults as would not be reasonably likely to have a Material Adverse Effect on Purchaser.

(d)           Litigation. There is no Action pending to which Purchaser is a party that is reasonably likely to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

(e)           Investment Representations. The Purchaser has received this Agreement and carefully read such Agreement; the decision to acquire Shares has been taken solely in reliance upon the information contained in this Agreement, and such other written information supplied by an authorized representative of the Company as the Purchaser may have requested.  The Purchaser acknowledges that all documents, records and books pertaining to this investment have been made available for inspection by the Purchaser, its attorneys, accountants and purchaser representatives upon request prior to tendering this Agreement, and that it has been informed by the Company that its books and records will be available for inspection by the Purchaser or its agents and representatives at any time, and from time to time, during reasonable business hours and upon reasonable notice.  The Purchaser further acknowledges that it (or its advisors, agents and/or representatives) has had a reasonable and adequate opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the acquisition of Shares, the nature of Shares and the business and operations of the Company, and to obtain from the Company such additional information, to the extent possessed or obtainable without unreasonable effort or expense, as is necessary to verify the accuracy of the information contained in this Agreement or otherwise provided by the Company; all such questions have been answered by the Company to the full satisfaction of the Purchaser.  Purchaser is not relying upon any oral information furnished by the Company or any other Person in connection with its investment decision, and in any event, no such oral information has been furnished to Purchaser which is in any way inconsistent with or contradictory to any information contained in this Agreement, or otherwise provided to Purchaser by the Company in writing as described above.

(i)           Purchaser meets the criteria established in each of subsections (1) or (2) below:

(1)           Purchaser is an “accredited investor” as such term is defined in Rule 501 of Regulation D, promulgated under the 1933 Act.

(2)           Purchaser is not a U.S. Person, as defined in Rule 901 of Regulation S, promulgated under the 1933 Act and Purchaser warrants that:

(a)           Purchaser is not acquiring Shares as a result of, and Purchaser covenants that he, she or it will not engage in any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares;

(b)           Purchaser is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(c)           Purchaser is a resident of the jurisdiction in which Purchaser resides;

(d)           the offer and the sale of Shares to Purchaser as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction in which the Purchaser resides;

(e)           Purchaser is outside the United States when receiving and executing this Agreement and that the Purchaser will be outside the United States when acquiring Shares,

(f)           and Purchaser covenants with the Company that:

(i)           offers and sales of any of Shares prior to the expiration of a period of six months after the date of original issuance of the Shares (the six month period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state securities laws; and

(ii)           Purchaser will not engage in hedging transactions with respect to Shares until after the expiration of the Distribution Compliance Period.

(ii)           Purchaser (1) has adequate net worth and means of providing for current financial needs and possible personal contingencies, (2) has no need for liquidity in this investment; and (3) is able to bear the economic risks of an investment in the Shares for an indefinite period of time, and of losing the entire amount of such investment.

(iii)           Purchaser understands and acknowledges that an acquirer of the Shares it must be prepared to bear the economic risk of such investment for an indefinite period because of: (A) illiquidity of the Shares due to the fact such stock has not been registered under the 1933 Act or any state securities act (nor passed upon by the SEC or any state securities commission), and the Shares have not been registered or qualified by the Company under federal or state securities laws solely in reliance upon an available exemption from such registration or qualification, and hence such Shares cannot be sold unless they is subsequently so registered or qualified (which is not likely), or are otherwise subject to any applicable exemption from such registration requirements; and (B) substantial restrictions on the transfer of Shares, as set forth in this Agreement and by legend on the face or reverse side of any certificate evidencing an ownership interest in the Company.

(iv)           Purchaser either (i) has a pre-existing personal or business relationship with the Company, its officers, directors or affiliates; or (ii) alone or with its representatives, such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.

(v)           Purchaser understands and acknowledges that an investment in the Shares is speculative in nature, and involves certain risks.

(vi)           Purchaser is a not member of the Financial Industry Regulatory Authority, or of any other self-regulatory agency which would require approval prior to any acquisition of the Shares.

(vii)           Purchaser is acquiring the Shares for its own investment, and not with a view toward the subdivision, resale, distribution, or fractionalization thereof.  Purchaser has no contract, undertaking, arrangement or obligation with or to any person to sell, transfer, or otherwise dispose of the Shares (or any portion thereof hereby acquired), nor has a present intention to enter into any such contract, undertaking, agreement or arrangement.

(viii)           The offering of the Shares was made only through direct, personal communication between Purchaser (or a representative thereof) and the Company; the acquisition of the Shares by Purchaser is not the result of any form of general solicitation or general advertising including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or other written communication, or broadcast over television, radio or any other medium; or (ii)  any seminar or meeting to which the attendees had been invited by any general solicitation or general advertising.

(ix)           Purchaser has been advised to consult with an attorney regarding legal matters concerning the acquisition and ownership of the Shares, and with a tax advisor regarding the tax consequences of acquiring such stock.

(x)           Purchaser has not distributed this Agreement, or any other information pertaining to the acquisition of the Shares hereunder, to anyone other than its representative and/or its investment, legal or accounting advisors in connection with its consideration of an acquisition of the Shares.

(xi)           Purchaser was not organized for the specific purpose of acquiring the Shares subscribed for herein, and has other investments or business activities besides investing in the Company, unless Purchaser has indicated the contrary to the Company in writing.  Purchaser has specified in writing the number and character (i.e., individual, corporate, company, etc.) of the beneficial owners thereof.

(f)           Reliance Upon Purchaser’s Representations. Purchaser understands that the sale of the Shares to it will not be registered under the 1933 Act on the ground that such issuance and sale will be exempt from registration under the 1933 Act, and that the Company’s reliance on such exemption is based on Purchaser’s representations set forth herein.

(g)           Legends. Purchaser agrees that the certificates for the Shares shall bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates in order to implement the restrictions on transfer set forth in this Agreement.

6.	STOCKHOLDER APPROVAL; CASH RESERVE

(a)           Obtaining Stockholder Approval.   The Company agrees to commence procedures to seek, and use its best efforts to obtain, the Stockholder Approval as soon as practicable following the Execution Date in accordance with NASDAQ Marketplace Rule 5635 and Section 14 of the Securities Exchange Act of 1934, as amended.  The Board of Directors shall recommend approval thereof by the Company’s stockholders.

(b)           Project Cash Reserves.  After the Closing, the Company shall maintain a cash reserve of at least US $23.0 million to fund the Shanghai Nine Dragons Project further referenced in that certain agreement entered into by and between the Company and Nine Dragon (Shanghai) Co. Ltd. dated _________, 2009 until such time as said project has reached at least 80% of completion as determined by the parties hereto.

7.	INDEMNIFICATION

(a)           Each Purchaser’s Indemnification

(i)           Each Purchaser shall indemnify the Company and its officers, directors, employees, Affiliates and agents (collectively, “Company Indemnified Parties”) and hold each harmless from and against any and all losses, damages, actions, proceedings, causes of action, liabilities, claims, encumbrances, penalties, demands, assessments, settlements, judgments, costs and expenses including court costs and reasonable attorneys’ fees and disbursements (collectively, “Losses”) incurred by Company Indemnified Parties in connection with, arising out of, or resulting from any of the following:

(1)           any breach or inaccuracy of any representation, warranty or statement made by such Purchaser in this Agreement;

(2)           any failure by such Purchaser to perform any agreement, covenant or obligation of such Purchaser pursuant to this Agreement;

(b)           Company’s Indemnification

(i)           Subject to the terms and conditions of this Agreement, the Company shall indemnify a Purchaser, and its agents (“Purchaser Indemnified Parties”) and hold each harmless from and against any and all Losses, incurred by Purchaser Indemnified Parties in connection with, arising out of, or resulting from any of the following:

(1)           any breach or inaccuracy of any representation or warranty made by the Company in this Agreement; or

(2)           any failure by the Company to perform any agreement, covenant or obligation of the Company pursuant to this Agreement.

(c)           Indemnification Process.  The party seeking indemnification shall give notice as promptly as is reasonably practicable, but in any event no later than fifteen (15) business days after receiving notice thereof, to the Purchaser or the Company, as the case may be, of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement (which notice shall, to the extent such information is reasonably available, specify in reasonable detail the nature and amount of such claim).  After such notice, the indemnifying party shall have the right to assume the defense; provided, however, that such indemnified party shall have the right to participate at its own expense in the defense of such action; and provided, further, that the indemnifying party shall not consent to the entry of any judgment or enter into any settlement, except with the written consent of such indemnified party (which consent shall not be unreasonably withheld), that (a) fails to include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of any such action or (b) grants the claimant or plaintiff any injunctive relief against the indemnified party.  Any failure to give prompt notice under this Section 7(c) shall not bar an indemnified party’s right to claim indemnification under this Section 7, except to the extent that an indemnifying party shall have been harmed by such failure.

8.           CONDITIONS TO THE PURCHASERS’ OBLIGATIONS AT CLOSING. The obligations of the Purchasers to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)           Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 4 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representation or warranties not otherwise qualified by materiality) and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

(b)           Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; provided, however, as provided in Section 3 hereof, the Company may furnish to each Purchaser a facsimile copy of the stock certificate(s) representing the Shares purchased by such Purchaser no later than the next Business Day following the Closing Date, with the original stock certificate(s) to be delivered to such Purchaser by overnight courier no later than the third (3rd) Business Day following the Closing Date.

(c)           Securities Exemptions. The offer and sale of the Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all applicable state securities laws.

(d)           No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(e)           Other Actions. The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Purchasers in writing in connection with the transactions contemplated hereby.

9.           CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)           Representations and Warranties True. Each of the representations and warranties of the Purchasers contained in Section 5 shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

(b)           Performance. The Purchasers shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)           Securities Exemptions. The offer and sale of the Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act and the registration and/or qualification requirements of all applicable state securities laws.

(d)           Payment of Purchase Price. The Purchasers shall have delivered to the Company by wire transfer of immediately available funds, full payment of the purchase price for the Shares as specified in Section 2(a).

(e)           No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(f)            Stockholder Approval. The Stockholder Approval shall have been obtained as a condition to the Closing.

(g)           Other Actions. The Purchasers shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Company in connection with the transactions contemplated hereby.

10.          CONTRIBUTION.  In order to further induce the Purchasers to purchase the Shares and for good and valuable consideration acknowledged by KGE Group Limited, until the earlier of (a) three (3) years from the Execution Date of this Agreement or (b) the Purchasers no longer holder at least 50% of the Shares issued and sold to them pursuant to this Agreement at the end of any fiscal quarter of the Company, if as reported in the Company's financial statements at the end of any fiscal quarter, the Company’s net assets (excluding normal depreciation) do not at least equal the value of the Company’s net assets (excluding normal depreciation) on June 30, 2009, less $2,500,000 (the "Net Assets Threshold"), KGE Group Limited agrees to pay to the Company an amount equal to the difference between the Net Assets Threshold and the net assets (excluding normal depreciation) as reported for the period in question (the "Net Assets Loss") in cash within six (6) months after the end of the period in which the Net Assets Loss occurred.

11.	MISCELLANEOUS.

(a)           Notices.  All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be given in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand or by telecopy, in the case of telecopy upon confirmation of receipt, (b) on the date of delivery, if delivered by electronic mail, upon confirmation of receipt, or (c) on the first business day following the date of dispatch if delivered by a recognized next-day courier service.  All notices thereunder shall be delivered to the following addresses:

If to a Purchaser, to the addresses set forth opposite such Purchaser’s name on Schedule I

If to the Company or to KGE Group Limited, to:

China Architectural Engineering, Inc.
105 Baishi Road
Jiuzhou West Avenue
Zhuhai 519070
People’s Republic of China
0086-756-8538908
Attn: Luo Ken Yi
Email: luo@caebuilding.com

with a copy to:

K&L Gates LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Attention:  Thomas J. Poletti, Esq.
Facsimile:  (310) 552-5001
Email: thomas.poletti@klgates.com

Any party to this Agreement may, by notice given in accordance with this Section 10(a), designate a new address for notices, requests, demands and other communications to such party.

(b)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to constitute a single instrument.

(c)           Entire Agreement/No Third-Party Rights.  This Agreement and the Disclosure Schedule attached hereto constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.  This Agreement is not intended to confer upon any Person other than the parties hereto (and their respective successors and assigns) any rights or remedies.

(d)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns (including successive, as well as immediate, successors and assigns) of the parties hereto.  This Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

(e)           Captions.  The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as part of this Agreement.

(f)           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to principles of conflicts or choice of laws (except to the extent that mandatory provisions of Federal law are applicable).

(g)           Payment of Fees and Expenses.  Except as otherwise agreed in writing, each party hereto shall pay its own costs and expenses, including legal and accounting fees, incurred in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby and all expenses relating to its performance of, and compliance with, its undertakings herein.

(h)           Amendment.  From time to time and at any time prior to the Closing, this Agreement may be amended only by an agreement in writing executed by the Company and the Purchasers.

(i)           Arbitration.  Any controversy arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration before a sole arbitrator (the “Arbitrator”) selected from Judicial Arbitration and Mediation Services, Inc., or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted as the exclusive forum for the resolution of such dispute.  The arbitration shall be held in the JAMS’ New York City office or at a mutually agreeable location.  Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction.  The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement.  The parties agree that in any such arbitration, the prevailing party shall be entitled to his or its reasonable attorney’s fees and expenses, including costs of expert witnesses (if any).

(j)           Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10(j) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(k)           Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

(l)           Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(m)           Survival. The representations and warranties of the Company contained in Section 3 of this Agreement and of the Purchasers contained in Section 4 of this Agreement shall survive until the second (2nd) anniversary of the Closing Date.

(n)           Further Assurances. From and after the date of this Agreement, upon the request of the Company or the Purchasers, the Company and the Purchasers will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(o)           Stock Splits, Dividends and other Similar Events. The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CHINA ARCHITECTURAL ENGINEERING, INC.

By:	/s/ Luo Ken Yi
Name: Luo Ken Yi
Title: Chief Executive Officer

KGE GROUP LIMITED

By:	/s/ Luo Ken Yi [COMPANY STAMP]
Name: Luo Ken Yi
Title: Director

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Always Bright Group Investment Limited

/s/ LUI Tin Nang
Name:	LUI Tin Nang
Title:

Number of Shares Purchased:  1,500,000

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

/s/ Zhu Guohai
Zhu Guohai, an individual

Number of Shares Purchased:  1,000,000

[SIGNATURE PAGES CONTINUES]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

/s/ Gu Binjie
Gu Binjie, an individual

Number of Shares Purchased:  3,500,000

[SIGNATURE PAGES CONTINUES]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Hongkong Resource Holdings Co. Limited

/s/ [ILLEGIBLE]
By:
Title

Number of Shares Purchased: 3,000,000

[SIGNATURE PAGES CONTINUES]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Hongkong Resort Property Limited

/s/ [ILLEGIBLE]
By:
Title

Number of Shares Purchased:  3,000,000

[SIGNATURE PAGES CONTINUES]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Natural Force Limited

/s/ [ILLEGIBLE]
By:
Title

Number of Shares Purchased:  3,000,000

[SIGNATURE PAGES CONTINUES]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Hongkong Peninsula Investment Co Limited

/s/ [ILLEGIBLE]
By:
Title

Number of Shares Purchased:  2,000,000

[SIGNATURE PAGES CONTINUES]

SCHEDULE I

Purchaser	Number of Shares	Address
Always Bright Group Investment Limited	1,500,000	43F Huanhai Plaza,1045 Huaihai Road, Shanghai, P.R.China 200031 Conact Person: Shen Kun Tel:86-13916133533
Zhu Guohai	1,000,000	43F Huanhai Plaza,1045 Huaihai Road, Shanghai, P.R.China 200031 Conact Person: Shen Kun Tel:86-13916133533
Gu Binjie	3,500,000	43F Huanhai Plaza,1045 Huaihai Road, Shanghai, P.R.China 200031 Conact Person: Shen Kun Tel:86-13916133533
Hongkong Resource Holdings Co. Limited	3,000,000	43F Huanhai Plaza,1045 Huaihai Road, Shanghai, P.R.China 200031 Conact Person: Shen Kun Tel:86-13916133533
Hongkong Resort Property Limited	3,000,000	43F Huanhai Plaza,1045 Huaihai Road, Shanghai, P.R.China 200031 Conact Person: Shen Kun Tel:86-13916133533
Natural Force Limited	3,000,000	43F Huanhai Plaza,1045 Huaihai Road, Shanghai, P.R.China 200031 Conact Person: Shen Kun Tel:86-13916133533
Hongkong Peninsula Investment Co Limited	2,000,000	43F Huanhai Plaza,1045 Huaihai Road, Shanghai, P.R.China 200031 Conact Person: Shen Kun Tel:86-13916133533
Total	17,000,000	43F Huanhai Plaza,1045 Huaihai Road, Shanghai, P.R.China 200031 Conact Person: Shen Kun Tel:86-13916133533